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                                                                   EXHIBIT 11(a)


                                   Law Offices
                           DRINKER BIDDLE & REATH LLP
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                               September 15, 1998


The Parkstone Advantage Fund
3435 Stelzer Road
Columbus, Ohio  43219

         RE: POST-EFFECTIVE AMENDMENT NO. 8 TO THE REGISTRATION STATEMENT ON FORM N-1A (FILE NOS. 33-65690
                  AND 811-7850)
                  --------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to The Parkstone Advantage Fund, a Massachusetts business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 8 (the "Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended.

         The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), without par value. The Board of Trustees of the Trust has the power to designate one or more series ("Series") of Shares and to classify or reclassify any unissued Shares with respect to such Series. Currently the Trust is offering Shares of four Series, the Small Capitalization Fund, Mid Capitalization Fund, Bond Fund and International Discovery Fund. The Board of Trustees has previously authorized the issuance of Shares to the public.

         We have reviewed the Trust's Declaration of Trust, Code of Regulations, resolutions of its Board of Trustees and such other legal and factual matters as we have deemed appropriate. We have also relied upon an opinion of Ropes & Gray, local Massachusetts counsel to the Trust, as to matter to which the laws of the Commonwealth of Massachusetts are applicable. We assume that the Shares have been or will be issued against payment therefor as described in the Trust's applicable Prospectus.

         This opinion is based exclusively on Massachusetts law and the federal law of the United States of America.
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The Parkstone Advantage Fund
September 15, 1998
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         Based upon the foregoing, it is our opinion that the Shares have been and will be validly issued, fully paid and non-assessable by the Trust.

         We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Declaration of Trust disclaims shareholder liability for claims against the Trust. The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or other undertaking made or issued by the Trust's trustees or officers shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as trustees or officers and that the obligations of such instrument are not binding upon the Trust's shareholders individually but are binding only upon the assets and property of the Trust or a particular Series thereof. The Declaration of Trust provides for indemnification out of the assets of the Series of which a shareholder owns or owned Shares, for any and all loss or expense for which the shareholder shall be charged or held personally liable solely by reason of the shareholder's being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant Series itself would be unable to meet its obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Trust's Registration Statement.


                                           Very truly yours,

                                           /s/ Drinker Biddle & Reath LLP
                                           DRINKER BIDDLE & REATH LLP

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